EXHIBIT 10.3


                               AGREEMENT TO TENDER
                              (SENIOR NOTEHOLDERS)

     This AGREEMENT TO TENDER, dated as of February __, 2005 (this "Agreement"), is made by and between WHITE RIVER CAPITAL, Inc., an Indiana corporation ("Buyer") and the Noteholder whose name appears on Schedule 1 (the "Noteholder").

                                    RECITALS

     1. Noteholder owns beneficially the aggregate principal amount of Restructured Senior Notes and Accrual Notes of UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC") set forth opposite Noteholder's name on Schedule 1. All such notes so owned and any notes which may hereafter be beneficially owned by Noteholder prior to the Termination Date (defined below) of this Agreement, whether by means of purchase or otherwise, are referred to in this Agreement as Noteholder's "Notes".

     2. Buyer, UAC and the Plan Committee ("Committee") (appointed under UAC's Second Amended and Restated Plan of Reorganization ("Plan") as confirmed by the Bankruptcy Court) have entered into a Memorandum of Understanding, ("Memorandum") dated February 15, 2005, providing for a series of transactions. A copy of the Memorandum has been provided to Noteholder. The Memorandum provides in part for Buyer to offer to purchase outstanding Senior and Subordinated Restructured Notes and Accrual Notes of UAC, including the Notes (the "Buyout") and for holders of Notes to agree in advance to tender their Notes in the Buyout, as provided herein.

     3. To induce Buyer to incur expense and expend efforts to pursue the Buyout, Buyer and UAC have requested that Noteholder enter into this Agreement.

                                    AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE 1. AGREEMENT TO TENDER

     Section 1.1 Tender of Notes.

          (a) Noteholder hereby agrees, pursuant to the terms and subject to the conditions set forth in this Agreement, to validly tender (or cause the record owner of such Notes to validly tender) to Buyer or its affiliated assignee designated in an Exercise Notice (defined below) all of Noteholder's Notes in exchange for (i) payment in cash in an amount (the "Senior Note Cash Consideration") equal to 100% of the principal balance of the Restructured Senior Notes at closing of the Buyout plus accrued interest thereon as of such date. No additional consideration shall be paid for the Accrual Notes.

          (b) Not later than ten (10) days after Buyer delivers to Noteholder a Notice of Exercise of Right to Purchase, substantially in the form of Exhibit A (the "Exercise Notice"), Noteholder shall, as appropriate:

               (i) deliver to Buyer (x) a letter of transmittal transferring Noteholder's Notes as provided herein, together with instructions for payment of the Senior Note Cash Consideration for such Notes, and (y) Noteholder's original Notes (such documents in clauses (x) and (y) collectively being hereinafter referred to as the "Tender Documents"), and/or

               (ii) direct and cause its broker, agent or such other person who is the holder of record of any Notes Beneficially Owned (as defined below) by Noteholder to tender the Tender Documents on behalf of the Noteholder.

          (c) Noteholder shall not withdraw any tender required to be made under this Agreement; provided, however, that Noteholder shall be permitted to withdraw tender of the Notes if the Buyout Date (defined below) shall not have occurred on or prior to August 15, 2005 or, if earlier, occurrence of the Termination Date (defined below).

          (d) If the Notes have been lost, stolen or destroyed, in lieu of tendering the original Notes, the Noteholder may provide a suitable certification and indemnity in customary form reasonably acceptable to Buyer and UAC.

          Section 1.2 Payment for Notes; Conditions. Subject to delivery of the Tender Documents, Buyer agrees to pay (or to cause its affiliated assignee to pay) the Senior Note Cash Consideration to Noteholder, not later than the third (3rd) business day after satisfaction or waiver of all conditions precedent to Buyer's obligations. Such date is referred to herein as the "Buyout Date"; provided that the Buyout Date shall occur on or before the Termination Date. Title to the Notes shall pass to Buyer upon such payment. Buyer's obligation to purchase the Notes is subject to satisfaction or waiver of the conditions precedent set forth in Section 4 of the Memorandum, including consummation of the Recapitalization (as defined in the Memorandum).

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF NOTEHOLDER

          Noteholder hereby represents and warrants to Buyer that Noteholder has all requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Noteholder. This Agreement constitutes a legal, valid and binding obligation of Noteholder, enforceable against Noteholder in accordance with its terms. No consent of any other party is required for the execution and delivery of this Agreement or the consummation by Noteholder of the transactions contemplated hereby, Noteholder is the sole, true, lawful and beneficial owner of Noteholder's Notes. Upon payment of the Senior Note Cash Consideration, all right, title and interest of Noteholder in the Notes shall be assigned to Buyer, free and clear of any liens or encumbrances.

ARTICLE 3. ADDITIONAL AGREEMENTS

          Section 3.1 Restriction on Transfer. Noteholder shall not transfer or request that UAC register the transfer of any of Noteholder's Notes, unless such transfer is made (i) after the Termination Date, or (ii) upon a registration with UAC of such transfer accompanied by the written acknowledgement of the transferee that the Notes in the hands of the transferee remain subject to this Agreement, and the transferee remains bound by this Agreement.

          Section 3.2 Disclosure. Noteholder hereby authorizes Buyer, UAC or its affiliated assignee to publish and disclose the terms of this agreement in all documents and schedules filed with any regulatory agency and in any press release or disclosure document, except for the identity of the Noteholder (unless such identity disclosure is legally required).

          Section 3.3 No Additional Payments. Noteholder shall be entitled to no further consideration for the Notes other than the Senior Note Cash Consideration. In the unlikely event that the Senior Restructured Notes have been paid in full prior to the Buyout Date (with the result that the Senior Note Cash Consideration shall be zero) Noteholder shall still be obligated to tender its Accrual Notes in the Buyout as provided herein.

          Section 3.4 Noteholder  Action.  Noteholder  shall take no action with
     the  intention  or  effect  of  hindering  or  delaying  the   transactions
     contemplated in the Memorandum or the Recapitalization.

ARTICLE 4. MISCELLANEOUS

          Section 4.1 Termination. This Agreement shall terminate (a) on April 15, 2005, if the Registration Statement has not been filed on or before such date; and (b) on August 15, 2005, if the Buyout Date has not yet occurred on such date (in either case, the "Termination Date").

          Section 4.2 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), or an internationally recognized overnight courier service (which is confirmed) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Buyer or UAC, to:

                           White River Capital, Inc.
                           c/o Castle Creek Capital LLC
                           6051 El Tordo
                           Rancho Santa Fe, CA  92067
                           Facsimile: 858-756-8301
                           Attention: Mark R. Ruh

               (b)  If  to   Noteholder,   at  the   address   set  forth  below
                    Noteholder's name on Schedule 1.

          Section 4.3 Specific Performance. Noteholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

          Section 4.4 Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Buyer agrees that it shall not amend the Memorandum of Understanding (a) unless such amendment has received the unanimous approval of the Committee (as long as the Committee is still constituted) and (b) in the case of any amendment that would reduce or delay payments to which Noteholder is entitled hereunder, unless it has received Noteholder's consent to such amendment.



                                     * * * *



                     [The next page is the signature page.]

Buyer and Noteholder have caused this Agreement to be executed as of the date first written above.





                                             WHITE RIVER CAPITAL, INC.


                                             ________________________________
                                             By:
                                             Title:


                                             NOTEHOLDER (NAMED ON SCHEDULE 1)


                                             ________________________________
                                             By:
                                             Title:




                                   Schedule 1



--------------------------------------------------------------------------------------------------------------------
Record Owner:                                                Beneficial Owner:








--------------------------------------------------------------------------------------------------------------------
Restructured Senior Notes, Series 1      Original Principal Balance:            Principal Balance (@ 12/31/2004):
Cusip:  904832 AE 2
Note # ___                               $_________________                     $________________

---------------------------------------- ---------------------------------------------------------------------------
Accrual Notes                    Cusip:    904832 AH 5     Principal Balance (@ 12/31/2004):
Note #___                                                  $_________________
--------------------------------------------------------------------------------------------------------------------


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


                                                                       EXHIBIT A


                           FORM OF NOTICE OF EXERCISE


                               [Buyer letterhead]

                                                             _____________, 2005


[Address]

         Re:      Notice of Exercise of Right to Purchase Notes

Dear UAC Noteholder:

     We hereby notify you that ______________________________________  ("Buyer")
is by this notice exercising its right to purchase the Restructured Senior Notes, Restructured Subordinated Notes, and the related Accrual Notes described in that certain Agreement to Tender, dated [February ____, 2005], between you and Buyer (the "Agreement"). Capitalized terms used but not defined in this Notice have the meaning specified in the Agreement.

Date of Buy-out

     Pursuant to the Tender Agreement, and subject to the satisfaction of the conditions set forth therein, Buyer will purchase the Notes no later than the 3rd day following the Closing of the Recapitalization. We currently expect the Closing to occur on [_________, 2005], and the purchase of the Notes in the Buyout to occur on [____________, 2005].

Instructions for Tendering

     Enclosed with this Notice is a Letter of Transmittal, which describes the procedure you should follow to tender your Notes (including related accrual notes). In accordance with the instructions described in the Letter of Transmittal, please return the executed Letter of Transmittal and your original Notes to:

                           --------------------------
                           c/o Julie A. Russell, Esq.
                             Barnes & Thornburg LLP
                            11 South Meridian Street
                             Indianapolis, IN 46204

                                 (317) 231-7428

Deadline

     We must receive your Tender Documents no later than [_________, 2005]. A preaddressed, postage pre-paid envelope is enclosed for your convenience.

Additional Information

     Should you have questions, please feel free to contact Mark Ruh at (858) 759-6042, or Roger Selfe (Plan Committee counsel) at (202) 778-6178.

                                          Sincerely,


                                          Mark R. Ruh
                                          President

                                          --------------------------------------


                                      A-1